Exhibit 10.142

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of March ___], 2017, is made by and between PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (“Company”), and the undersigned signatory hereto (“Holder”), as a holder of the Units of Common Stock and Warrants (as defined below) in the Company’s 2013 Offering (as defined below).

INTRODUCTION:

This Agreement is being entered into with reference to the following:

A.           From November 2013 to December 2013, the Company issued in a private placement offering (the “2013 Offering”) approximately 77.87 units of Company securities (the “Units”), each Unit consisting of 200,000 shares of common stock, par value $0.001 per share (the ‘Common Stock”), warrants to purchase 200,000 shares of Common Stock (“2013 A Warrants”), and warrants to purchase 100,000 shares of Common Stock (“2013 B Warrants”), in exchange for gross proceeds of approximately $7.8 million ($100,000 per unit). The price per unit translated to of one share of Common Stock valued at $0.50 per share, one 2013 A Warrant and one-half 2013 B Warrant. A total of 15,524,642 shares of Common Stock, 15,524,642 2013 A Warrants, and 7,762,321 2013 B Warrants were issued in the 2013 Offering, and an additional 3,302,823 2013 B Warrants were issued to the placement agent in connection with the 2013 Offering.

B.           Pursuant to (a) Section 6.13.1 of the Unit Purchase Agreement executed in connection with Investors (including the Holder) in the 2013 Offering, investors are entitled to receive anti-dilutive shares of Common Stock if the Company subsequently issues or sells Common Stock for consideration of less than $0.50 per share of Common Stock (a “Down Round Financing”), as a result of which the Investor (including the Holder) received a number of additional anti-dilutive shares of Common Stock having an effective purchase price equal to the offering price of the Down Round Financing; and (b) the terms of the 2013 B Warrants, such Warrants are subject to weighted average anti-dilution provisions in connection with any one or more Down Round Financing.

C.           Pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date set forth on Schedule A hereto, entered into by and between the Company and the Holder, the Holder purchased Units of securities in the 2013 Offering, consisting of shares of Common Stock, 2013 A Warrants and 2013 B Warrants as set forth on Column 1 of Schedule A hereto.

D.           As a result of a series of Down Round Financings conducted by the Company since the date of the 2013 Offering and the anti-dilution provisions contained in the Unit Purchase Agreement and 2013 B Warrant, the number of shares of Common Stock, 2013 A Warrants and 2013 B Warrants that the Holder is entitled to own has been increased to the number of shares of Common Stock, 2013 A Warrants and 2013 B Warrants as set forth on Column 2 of Schedule A hereto.

E.           The anti-dilution provisions contained in the Unit Purchase Agreement with respect to the Common Stock and 2013 B Warrants included in the Purchase Agreement entered into with the Holder and other Investors in the 2013 Offering has created significant derivative liabilities for the Company of as much as $__________ that directly reduces the Company’s net worth and could materially and adversely affect the Company’s ability to qualify to list its Common Stock for trading on the Nasdaq Capital Market or other comparable national securities exchange.

F.           Subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to eliminate the anti-dilution provisions set forth in Section 6.13.1 of the Unit Purchase Agreement and exchange with the Holder the 2013 B Warrants for the New Warrants (hereinafter defined) , and the Holder is willing to waive all of his or its rights under Section 6.13.1 of the Unit Purchase Agreement and exchange with the Company, the 2013 B Warrants for the New Warrants, all upon the terms and subject to the conditions set forth in this Agreement..

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1.             Terms of the Exchange. The Company and Holder hereby agree that at the Closing referred to below, the Holder will (a) relinquish and forever waive any and all further anti-dilution rights such Holder may have under the provisions of the Unit Purchase Agreement, including, without limitation, the provisions Section 6.13.1 thereof, and will (b) exchange all of his or its 2013 B Warrants (such waiver under the Unit Purchase Agreement and 2013 B Warrants hereinafter collectively referred to as the “Exchange Securities”) in exchange for such number of shares of Common Stock and the number of Common Stock Purchase Warrants (the “Securities”) that are set forth on Column 3 of Schedule A, annexed hereto. The form of Warrant included in the Securities (the “New Warrant”) is annexed hereto as Exhibit A and made a part hereof. By his or its execution of this Agreement, effective as at the Closing, the Holder does hereby irrevocably and unconditionally forever relinquish and waive any and all further anti-dilution rights such Holder may have under the provisions of the Unit Purchase Agreement, including, without limitation, the provisions Section 6.13.1 thereof

2.             Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At closing, Holder shall deliver a duly executed copy of this Agreement acknowledging his or its irrevocable waiver of all of the anti-dilution adjustment provisions of the Unit Purchase Agreement, including Section 6.13.1 of the Unit Purchase Agreement and the 2013 B Warrant representing the Exchange Securities to the Company and the Company shall deliver to such Holder a certificate evidencing the Common Stock and the new Warrant, constituting the Securities, in the name of the Holder and in the amounts as indicated on Column 3 of Schedule A annexed hereto. Upon closing, any and all obligations of the Company to Holder under the Exchange Securities shall be fully satisfied, the certificates evidencing the Exchange Securities shall be cancelled and Holder will have no remaining rights, powers, privileges, remedies or interests under the Exchange Securities.

3.            Further Assurances.         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.             Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

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a.           Authorization; Enforcement. The Holder has the requisite individual or corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder.  This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.          Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c.           Information Regarding Holder. Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Securities. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

d.         Legend. The Holder understands that the Securities have been issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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e.         Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 and the Subscriber is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 4(e), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities in accordance herewith.

f.          Restricted Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

5.             Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

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a.          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection therewith, including, without limitation, the issuance of the Securities have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and any Other Agreement (as defined herein) have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.          Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. Other than its Subsidiaries, there is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c.          No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities will not (i) (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

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d.          No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company has obtained all necessary consents and approvals from the Principal Market, including, if required, a Listing of Additional Shares application (the “LAS”) covering the listing of the Securities with the Principal Market.

e.          Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f.           Issuance of Securities. The issuance of the Securities are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

g.          Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

h.          Equity Capitalization. Except as disclosed in the SEC Documents (as defined below): (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the in the Company’s filings with the SEC (the “SEC Documents”) which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

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(i)          Shell Company Status. The Company is not and has not been for a period of at least one (1) year prior to the date of this Agreement an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(j)          Exchange Offer to Other Investors. In addition to the Holder, the Company shall offer to all other Investors in the 2013 Offering who have heretofore purchased Units (the “Existing Investors”) an opportunity to exchange their Exchange Securities for the Securities on the same terms and conditions as are set forth in this Agreement.

6.            Additional Acknowledgments. The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Securities tacks back to April 19, 2016, the issue date of the Exchange Securities. The Company agrees not to take a position contrary to this paragraph.

7.            Release by the Holder.

In consideration of the foregoing, Holder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Exchange Securities.  It being understood that this Section shall be limited in all respects to only matters arising under or related to the Exchange Securities and shall under no circumstances constitute a release, waiver or discharge with respect to the Securities or any Exchange Documents or limit the Holder from taking action for matters with respect to the Securities or any Exchange Document or events that may arise in the future.

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8.            Miscellaneous.

a.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b.           Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.           Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.           Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	Protea Biosciences Group, Inc.
1311 Pineview Drive, Suite 501
Morgantown, West Virginia 26505
Attention: Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder

f.            Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

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g.           Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.           Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i.            Independent Nature of the Holder’s Obligations and Rights. The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any other Investor as a holder of Units, Common Stock, 2013 A Warrants or 2013 B Warrants issued by the Company in the 2013 Offering (each, an “Other Holder”) under any other agreement to exchange Warrants (each, an “Other Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to any Other Agreement, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, any other agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and any Other Agreement. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Holder. The Holder acknowledges that no Other Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the Other Agreements, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any of the Other Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Holder.

j.            Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder in any Other Agreement, is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company desires to enter into an Other Agreement, then (i) the Company shall provide prior written notice thereof to the Holder and (ii) upon execution by the Company and such Other Holder of such Other Agreement, the terms and conditions of this Agreement, the Other Agreement and the Securities shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.

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k.          Reporting Status. For a period of two (2) years from the date hereof, the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company shall continue to timely file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require or permit such filings.

l.            Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Securities upon the Principal Market or any other national securities exchange or automated quotation system, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the date of this Agreement) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Securities from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Capital Market, the OTCQB, the OTQQX or the OTCBB (or any successor thereto) (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(l).

m.           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Holder effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any Other Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.

n.           Securities Laws Disclosure. The Company shall, within four (4) business days after this Agreement has been executed, file a Current Report on Form 8-K with the SEC (the “8-K Filing”), including this Agreement as an exhibit thereto. From and after the issuance of the 8-K Filing, the Company shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, as it relates to the transactions contemplated hereby.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

PROTEA BIOSCIENCES GROUP, INC.

By:
	Name:	Stephen Turner
	Title:	President and CEO

HOLDER: [_________]

By:

Address for Notices:

Address for delivery of Securities:

SCHEDULE A

	Column 1	Column 2	Column 3
Name and Address of Holder	Original Number of shares of Common Stock and Warrants issued in the Units	Increased Number of Shares of Common Stock and Warrants Being Exchanged (1)	Securities Issued for the Exchange Securities (2)
	___ Units consisting of _________ shares of Common Stock,_______ 2013 A Warrants and ________ 2013 B Warrants	________ shares of Common Stock, __________ 2013 A Warrants and _______ 2013 B Warrant.

(1)	Adjusted and increased based on the anti-dilution provisions contained in Section 6.13.1 of the Unit Purchase Agreement and in the form of 2013 B Warrant and the sale in 2016 and 2017 of Common Stock of the Company at a price of $0.075 per share.

(2)	Consists of (i) one shares of Common Stock for each 2013 B Warrant and (ii) a New Warrant entitling the Holder to purchase one-quarter (1/4) of a share of Common Stock at an exercise price of $0.09 per share for each share of Common Stock currently owned of record by such Holder.

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF CLASS B COMMON STOCK PURCHASE WARRANT

PROTEA BIOSCIENCES GROUP, INC.

Class B Warrant No.[ ]	Issue Date: _________ __, 2017

THIS CLASS B COMMON STOCK PURCHASE WARRANT (the “Class B Warrant”) certifies that, for value received, [ ] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Issue Datet (the “Termination Date”) but not thereafter, to subscribe for and purchase from Protea Biosciences Group, Inc., a Delaware corporation (the “Company”), up to [ ] shares of Common Stock (the “Class B Warrant Shares”). The purchase price of one share of Common Stock under this Class B Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Class B Warrant, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement and (b) the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Class B Warrant Shares” shall mean any and all shares of Common Stock issuable upon any one or more exercise of this Class B Warrant.

“Common Stock” shall mean as applicable the shares of voting common stock of the Company, par value $0.0001 per share, or the voting common stock of any successor in interest to the Company.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any notes, debentures, debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

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“Exchange Agreement” shall mean the Exchange Agreement dated ________ 2017 between the Company and the Holder.

“Fair Market Value” of one share of Common Stock as of a particular date shall mean: (i) if traded on a national securities exchange, the VWAP (as defined below) of the Common Stock of the Company on such exchange over the five (5) Trading Days ending immediately prior to the applicable date of valuation; (ii) if quoted on an over the counter market operated by OTC Markets Group, Inc or its successor, the average VWAP over the thirty (30) Trading Days ending immediately prior to the applicable date of valuation; and (iii) if neither (i) nor (ii) applies, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

“Holder” shall mean the Person set forth on the first page of this Warrant and one or more holders of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: the NYSE MKT, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the other OTC markets, including the OTCQX, OTCQB and OTC Pink markets.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the Common Stock is quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTC markets, including the OTCQX, OTCQB and OTC Pink markets, or in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Subscribers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company; provided that in each case where Bloomberg L.P. data is being relied upon, Holder shall provide to the Company a copy of such information for the Company's records.

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Section 2.             Exercise.

a)          Exercise of Warrant.

i.           Exercise of the purchase rights represented by this Class B Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed notice of exercise (“Notice of Exercise”) form attached hereto as Exhibit A; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the Class B Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Class B Warrant to the Company until the Holder has purchased all of the Class B Warrant Shares available hereunder and the Class B Warrant has been exercised in full, in which case, the Holder shall surrender this Class B Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Class B Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.

ii.          In lieu of the payment methods set forth in Section 2(a)(i) above, the Holder may elect to exchange all or some of this Class B Warrant for shares of Common Stock equal to the value of the amount of the Class B Warrant being exchanged on the date of exchange.  If Holder elects to exchange this Class B Warrant as provided in this Section 2(a)(ii), Holder shall tender to the Company the Class B Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Class B Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A

Where: X =	the number of shares of Common Stock to be issued to Holder.
Y =	the number of shares of Common Stock purchasable under the amount of the Class B Warrant being exchanged (as adjusted to the date of such calculation).
A =	the Fair Market Value of one share of the Common Stock on the date that the notice of exercise is received by the Company.
B =	Exercise Price (as adjusted to the date of such calculation).

b)          Exercise Price. The exercise price per share of the Common Stock under this Class B Warrant shall be nine ($0.09) cents, subject to adjustment hereunder (the “Exercise Price”).

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c)          Exercise Limitations. Holder shall not have the right to exercise any portion of this Class B Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Holder is solely responsible for any schedules required to be filed in accordance therewith. The Company shall have no obligation to verify or confirm the accuracy of such filings. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Class B Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Class B Warrant Shares issuable upon exercise of this Class B Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(c), provided that the Beneficial Ownership Limitation may not exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Class B Warrant Shares upon exercise of this Class B Warrant held by the Holder and the provisions of this Section 2(c) shall continue to apply, unless the Holder upon not less than 61 days’ prior notice to the Company determines to waive the Beneficial Ownership Limitation requirements described in this Section 2(c) in its entirety. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The limitations contained in this paragraph shall apply to a successor holder of this Class B Warrant.

d)          Mechanics of Exercise.

i.           Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the resale of the Class B Warrant Shares by the Holder or (B) the shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of certificates to the address specified by the Holder in the Notice of Exercise within four (4) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Class B Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”). This Class B Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Class B Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Class B Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid. If the Company is obligated to and fails for any reason to deliver to the Holder certificates evidencing the Class B Warrant Shares subject to a Notice of Exercise by the Class B Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Class B Warrant Shares subject to such exercise, $10 per Trading Day (increasing to $20 per Trading Day on the seventh Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

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ii.         Delivery of New Warrants Upon Exercise. If this Class B Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Class B Warrant certificate, at the time of delivery of the certificate or certificates representing Class B Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Class B Warrant Shares called for by this Class B Warrant, which new Warrant shall in all other respects be identical with this Class B Warrant.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Class B Warrant Shares pursuant to Section 2(d)(i) by the Class B Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Class B Warrant Share Delivery Date, and if after such Warrant Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Class B Warrant Shares which the Holder was entitled to receive upon the exercise relating to such Warrant Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of Class B Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reinstate the portion of the Class B Warrant and equivalent number of Class B Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Class B Warrant with respect to which the sale price of the Class B Warrant Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Class B Warrant Shares upon exercise of this Class B Warrant as required pursuant to the terms hereof.

v.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Class B Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi.         Charges, Taxes and Expenses. Issuance of certificates for Class B Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Class B Warrant Shares are to be issued in a name other than the name of the Holder, this Class B Warrant when surrendered for exercise shall be accompanied by the assignment form (“Assignment Form”) attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.         Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Class B Warrant, pursuant to the terms hereof.

Section 3.             Intentionally Omitted.

Section 4.             Certain Adjustments.

a)          Stock Dividends and Splits. If the Company, at any time while this Class B Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Class B Warrant Shares issued by the Company upon exercise of this Class B Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Class B Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Class B Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Subsequent Rights Offerings. In addition to any adjustments pursuant to the other subsections of this Section 4, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Class B Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c)          Pro Rata Distributions. If the Company, at any time while this Class B Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less than the per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d)          Fundamental Transaction. If, at any time while this Class B Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Class B Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Class B Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Class B Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(d) and insuring that this Class B Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity shall pay concurrently with the consummation of the Fundamental Transaction, and the Holder shall accept an amount of cash equal to the value of this Class B Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (A) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (B) a risk-free interest rate corresponding to the U.S. Treasury rate for a 30 day period immediately prior to the consummation of the applicable Fundamental Transaction, (C) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of such transaction and the Termination Date; provided that in each case where Bloomberg L.P. data is being relied upon, Holder shall provide to the Company a copy of such information for the Company's records.

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e)          Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)           Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Class B Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Class B Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 5.             Transfer of Warrant.

a)          Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 5(d) herein and to the provisions of the Subscription Agreement, this Class B Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Class B Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Class B Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Class B Warrant not so assigned, and this Class B Warrant shall promptly be cancelled. The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Class B Warrant Shares without having a new Warrant issued.

b)          New Class B Warrants. This Class B Warrant may be divided or combined with other Class B Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Class B Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Class B Warrant or Class B Warrants in exchange for this Class B Warrant or Warrants to be divided or combined in accordance with such notice. All Class B Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Class B Warrant except as to the number of Class B Warrant Shares issuable pursuant thereto.

c)          Class B Warrant Register. The Company shall register this Class B Warrant, upon records to be maintained by the Company for that purpose (the “Class B Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Class B Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)          Transfer Restrictions. If, at the time of the surrender of this Class B Warrant in connection with any transfer of this Class B Warrant, the transfer of this Class B Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Class B Warrant, as the case may be, comply with the provisions of the Subscription Agreement.

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Section 6.             Miscellaneous.

a)          No Rights as Shareholder Until Exercise. This Class B Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Class B Warrant or any stock certificate relating to the Class B Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Class B Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)          Authorized Shares.

Subject to Stockholder Approval (as such term is defined in the Subscription Agreement), the Company covenants that, during the period this Class B Warrant is outstanding, it will reserve from its authorized and unissued Common Stock one hundred (100%) of the number of shares to provide for the issuance of the Class B Warrant Shares upon the exercise of any purchase rights under this Class B Warrant. In case such amount of Common Stock is insufficient at any time, the Company shall call and hold a special meeting to increase the number of authorized shares of common stock. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of authorized shares of common stock.

The Company further covenants that its issuance of this Class B Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Class B Warrant Shares upon the exercise of the purchase rights under this Class B Warrant. The Company will take all such reasonable action as may be necessary to assure that such Class B Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Class B Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Class B Warrant will, upon exercise of the purchase rights represented by this Class B Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its amended and restated certificate of incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class B Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Class B Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Class B Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Class B Warrant Shares upon the exercise of this Class B Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Class B Warrant.

Before taking any action which would result in an adjustment in the number of Class B Warrant Shares for which this Class B Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Class B Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

f)          Restrictions. The Holder acknowledges that the Class B Warrant Shares acquired upon the exercise of this Class B Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)          Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Class B Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Class B Warrant to purchase Class B Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Class B Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Class B Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k)          Successors and Assigns. Subject to applicable securities laws, this Class B Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Class B Warrant are intended to be for the benefit of all Holders from time to time of this Class B Warrant and shall be enforceable by the Holder or holder of Class B Warrant Shares.

l)          Amendment. This Class B Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)         Severability. Wherever possible, each provision of this Class B Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Class B Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Class B Warrant.

n)          Headings. The headings used in this Class B Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Class B Warrant.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Class B Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PROTEA BIOSCIENCES GROUP, INC.

By:
Name: Steve Turner
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:	PROTEA BIOSCIENCES GROUP, INC.

(1)         The undersigned hereby elects to purchase ________ Class B Warrant Shares of the Company pursuant to the terms of the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(a)(ii), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(a)(ii).

(3)         Please issue a certificate or certificates representing said Class B Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Class B Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)         Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________

Name of Authorized Signatory: _______________________________

Title of Authorized Signatory: _________________________________________

Date: __________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Class B Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.